UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2012

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District Shenzhen, People’s Republic of China	518000
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  86-755-83230226

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this report is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2012, the Board of Directors (the “Board”) of Global Pharm Holdings Group, Inc., a Delaware corporation (the “Company”), approved an increase in the size of the Board from five to six directors and appointed Mr. Kwong Chi Wong (Simon) to serve as a non-executive director to fill the vacancy created by such increase. Mr. Wong was elected for a term expiring at the Company’s next annual stockholder’s meeting.

No arrangement or understanding exists between Mr. Wong and the Company or any other person or persons pursuant to which Mr. Wong was selected as a non-executive director of the Company. The Board has not yet determined to which committees, if any, Mr. Wong will be named. There are no related party transactions between Mr. Wong and the Company reportable under Item 404(a) of Regulation S-K.

Mr. Wong’s compensation as non-executive director is set forth in an appointment letter with the Company dated January 4, 2012. Mr. Wong will be paid an annual fee of HK$360,000 (approximately US$46,337), payable on a monthly basis. Mr. Wong was not granted any equity compensation by the Company. The foregoing description of the appointment letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the appointment letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Mr. Wong has been executive director and chief executive officer of China.com Inc. (HKEX 8006) since March 5, 2010. Mr. Wong was a director of CDC Corporation, the ultimate holding company of China.com Inc., until September 2011. Mr. Wong is also a director and chief executive officer of CDC Games Corporation and a director of CDC Games International Corporation, both of which are subsidiaries of CDC Corporation.

Mr. Wong was a managing partner of Asia Global Capital (“AGC”). Prior to joining AGC, he was a director and executive vice president of Transpac Capital Ltd. (“Transpac”), one of the earliest and largest private equity investment firms in Asia, managing a $820 million portfolio with investments in approximately 200 companies in East Asia and the United States. Prior to joining Transpac, Mr. Wong was deputy managing director of Cony Electronics Products Ltd. and Hung Nien Electronics Ltd. in Hong Kong and president of Cony Electronics Inc. in Chicago. Mr. Wong serves on the boards of Fountain Set (Holdings) Limited (HKEX: 420) and Glory Mark Hi-Tech (Holdings) Limited (HKGEM: 8159). Mr. Wong also holds and has held leadership positions in various Hong Kong financial and industrial associations and counsels.

Mr. Wong received Bachelor of Science and MBA degrees from the Chinese University of Hong Kong.

A copy of the Company’s press release announcing the appointment of Mr. Wong to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Appointment Letter dated January 4, 2012 by and between Global Pharm Holdings Group, Inc. and Kwong Chi Wong (Simon).
99.1	Press Release dated January 9, 2012 announcing the appointment of a new non-executive director by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2012		Global Pharm Holdings Group, Inc.

	By:	/s/ An Fu
	Name:	An Fu
	Title:	Chief Financial Officer